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                                                                     EXHIBIT 3.5

                                                         PAGE 1
                                     DELAWARE
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CACHEFLOW INTERNATIONAL INC", CHANGING ITS NAME FROM "CACHEFLOW INTERNATIONAL INC" TO "BLUE COAT SYSTEMS INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 2002, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                       /s/ Harriet Smith Windsor
[SEAL]                                 -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3132388 8100                                             AUTHENTICATION: 2013805

020610095                                                         DATE: 10-01-02

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/01/2002
                                                          020610095 - 3132388

                           CERTIFICATE OF AMENDMENT TO
          CERTIFICATE OF INCORPORATION OF CACHEFLOW INTERNATIONAL INC.

     CacheFlow International Inc. a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

     FIRST: The name of the Corporation is CacheFlow International Inc.

     SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was November 30, 1999, under the merge of CacheFlow International Inc.

     THIRD: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

     RESOLVED, that Article I of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

        "The Corporation's name is Blue Coat Systems International Inc."

     FOURTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the undersigned authorized officers as of the 20th day of September, 2002.

CACHEFLOW SYSTEMS INTERNATIONAL INC.

By: /s/ B. M. NeSmith
    --------------------------
Brian NeSmith, President & CEO